Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Each person whose signature  appears below constitutes and appoints Joseph
J. Ross and Kim A. Wehrenberg, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done to file such Registration Statement and amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Signature                   Title                           Date


/s/ Henry L. Dykema         Vice President and Chief         10/22/99
Henry L. Dykema             Financial Officer


/s/ Richard L. Ritz         Vice President & Controller      10/22/99
Richard L. Ritz             (Principal Accounting Officer)


/s/ Charles R. Campbell     Director                         10/22/99
Charles R. Campbell


/s/ Paul W. Jones           Director                         10/22/99
Paul W. Jones


/s/ James A. Lovell, Jr.    Director                         10/22/99
James A. Lovell, Jr.


/s/ Thomas N. McGowen, Jr.  Director                         10/22/99
Thomas N. McGowen, Jr.


/s/ Walter R. Peirson       Director                         10/22/99
Walter R. Peirson


/s/ Joseph J. Ross          Director, Chairman, President    10/22/99
Joseph J. Ross              and Chief Executive Officer


/s/ Richard R. Thomas       Director                         10/22/99
Richard R. Thomas

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on October 22, 1999.

                               THE FEDERAL SIGNAL CORPORATION
                                  STOCK BENEFIT PLAN



                               By: /s/ Kim A. Wehrenber
                                   Kim A. Wehrenberg
                               Its:  Attorney-in-Fact for the Plan
                                     Administrative Committee








                                -8-